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                                 EXHIBIT 21.1

                                SUBSIDIARIES OF

                            GREAT DANE HOLDINGS INC.
                                  (Active)



                                                             Jurisdiction of
            Company Name1                                    Incorporation
            -------------                                    ---------------
            Checker Motors Corporation                       New Jersey
             Checker Motors Co., L.P.                        Delaware
              American Country Insurance Company             Illinois
               American Country Financial Services Corp.     Illinois
              Parmelec Transportation Company                Illinois
               City Wide Towing, Inc.                        Illinois
            Southern Charleston Stamping & Manufacturing     West Virginia
             Company
            Checker Holding Corp. III                        Delaware
           Great Dane Trailers, Inc.                         Georgia
            Great Dane Trailers Nebraska, Inc.               Nebraska
            Great Dane Trailers Tennessee, Inc.              Tennessee
            Los Angeles Great Dane, Inc.                     Georgia
            Trailer Rental Company, Inc.                     Georgia



1 The voting securities of each company whose name is indented are owned by the company set forth immediately above whose name is not indented.